UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Dell Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	80-0890963
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Dell Way Round Rock, Texas	78682
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class V Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-208524

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The shares to be registered hereunder are shares of Class V Common Stock, par value $0.01 per share (the “Common Stock”), of Dell Technologies Inc. (formerly known as Denali Holding Inc.) (the “Registrant”). A description of the Common Stock is set forth under the headings “Management of Denali After the Merger,” “Description of Denali Capital Stock Following the Merger,” “Description of Denali Tracking Stock Policy” and “Comparison of Rights of Denali Stockholders and EMC Shareholders” in a proxy statement/prospectus dated June 6, 2016 forming part of the Registrant’s Registration Statement on Form S-4 (File No. 333-208524) relating to the Common Stock filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and such description is hereby incorporated herein by reference in this Form 8-A.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DELL TECHNOLOGIES INC.

	By:	/s/ Janet B. Wright
	Name:	Janet B. Wright
	Title:	Vice President and Assistant Secretary
(Duly Authorized Officer)
Date: September 7, 2016